Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Record Third Quarter Revenue in Fiscal 2020

●	Record third quarter consolidated revenue of $43.2 million in fiscal 2020

●	Solid Service segment organic revenue growth of 7.8% reflects continued market expansion, including within the highly regulated life sciences market

●	Distribution segment revenue growth of 3.5%

●	Generated $8.2 million in cash from fiscal year-to-date operations, up 13.6%

ROCHESTER, NY, February 4, 2020 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its third quarter ended December 28, 2019 (the “third quarter”) of the fiscal year ending March 28, 2020 (“fiscal 2020”). Results include the previously reported acquisition of Gauge Repair Service, effective April 1, 2019.

Lee D. Rudow, President and CEO, commented, “We had solid growth in the third quarter, despite being heavily impacted by holiday timing that caused an unusually slow December. This low volume in the last month of our third quarter weighed on margins and masked the improvements we are seeing throughout the organization. Our Service operations are more efficient and our productivity metrics have improved over the course of this fiscal year, reflecting our focused efforts to hire and train an appropriate number of technicians to support our continued growth and to ensure customer satisfaction.

“We have a strong pipeline of organic and acquisition opportunities, and our performance metrics are a solid leading indicator of customer retention, all of which support belief in our execution and long-term strategy.”

Third Quarter Fiscal 2020 Review	[Results are compared with the third quarter of the fiscal year ended March 30, 2019 (“fiscal 2019”)]

($ in thousands)			Change
	FY20 Q3	FY19 Q3	$'s	%
Service Revenue	$22,087	$20,492	$1,595	7.8%
Distribution Sales	21,092	20,376	716	3.5%
Revenue	$43,179	$40,868	$2,311	5.7%
Gross Profit	$9,928	$9,548	$380	4.0%
Gross Margin	23.0%	23.4%
Operating Income	$2,091	$2,394	(303)	(12.7%)
Operating Margin	4.8%	5.9%
Net Income	$1,477	$1,569	(92)	(5.9%)
Net Margin	3.4%	3.8%
Adjusted EBITDA*	$4,066	$4,378	$(312)	(7.1%)
Adjusted EBITDA* Margin	9.4%	10.7%

*See Note 1 below for a description of this non-GAAP financial measure and the attached Adjusted EBITDA Reconciliation table.

Transcat Reports Record Third Quarter Revenue in Fiscal 2020
February 4, 2020

The Company achieved revenue of $43.2 million, a record level for a third quarter, which was driven by growth in both segments. Gross and operating margins were largely impacted by the under absorption of fixed costs from a slow December.

The effective tax rate for the third quarter of fiscal 2020 was 22.1% compared with 25.3% in the prior fiscal year period. The tax rate continues to be aided by the discrete income tax benefits related to share-based awards due to stock option exercise activity. Third quarter net income per diluted share was $0.20 compared with $0.21 in last fiscal year’s corresponding period.

Service segment delivers 43rd consecutive quarter of year-over-year revenue growth

Represents the accredited calibration, repair, inspection and laboratory instrument services business (51% of total revenue for the third quarter of fiscal 2020).

($ in thousands)			Change
	FY20 Q3	FY19 Q3	$'s	%
Service Segment Revenue	$22,087	$20,492	$1,595	7.8%
Gross Profit	$4,866	$4,488	$378	8.4%
Gross Margin	22.0%	21.9%
Operating Income	$488	$578	$(90)	(15.6%)
Operating Margin	2.2%	2.8%
Adjusted EBITDA*	$1,866	$1,981	$(115)	(5.8%)
Adjusted EBITDA* Margin	8.4%	9.7%

*See Note 1 below for a description of this non-GAAP financial measure and the attached Adjusted EBITDA Reconciliation table.

Service segment revenue increased 7.8%, which was all organic. On a trailing twelve-month basis (“TTM”), Service segment revenue was $92.3 million, a 13.0% improvement compared with the TTM ending with the prior-fiscal year third quarter. Higher revenue was primarily the result of new business from the highly regulated life sciences market, including the ramp-up of new client-based lab contracts, and growth in U.S. and Canadian general industrial manufacturing.

Although Service gross margin increased 10 basis points, the segment gross and operating margin changes reflected the impact of a soft December.

Distribution segment sales improved, but customer mix impacted margins

Represents the distribution and rental of new and used professional grade handheld test, measurement and control instrumentation (49% of total revenue for the third quarter of fiscal 2020).

($ in thousands)			Change
	FY20 Q3	FY19 Q3	$'s	%
Distribution Segment Sales	$21,092	$20,376	$716	3.5%
Gross Profit	$5,062	$5,060	$2	0.0%
Gross Margin	24.0%	24.8%
Operating Income	$1,603	$1,816	$(213)	(11.7%)
Operating Margin	7.6%	8.9%
Adjusted EBITDA*	$2,200	$2,397	$(197)	(8.2%)
Adjusted EBITDA* Margin	10.4%	11.8%

*See Note 1 below for a description of this non-GAAP financial measure and the attached Adjusted EBITDA Reconciliation table.

The Company’s higher margin equipment rental business increased 3.4% to $1.2 million in the third quarter, a relatively low growth rate compared with the double-digit growth experienced in recent quarters.

Transcat Reports Record Third Quarter Revenue in Fiscal 2020
February 4, 2020

As a result, segment gross margin was less favorably impacted by rentals compared with the prior fiscal year third quarter.

Nine Month Review (Results are compared with the first nine months of fiscal 2019)

Total revenue was $127.3 million, up 9.4%, or $10.9 million, inclusive of acquired revenue of $1.7 million. Consolidated gross profit was up 9.4%, or $2.6 million, with a gross margin of 23.9%. Total operating expenses increased 10 basis points to 18.3% of revenue as the Company ramped up for higher capacity. As a result, operating income increased 7.8%, to $7.1 million, though operating margin was down 10 basis points to 5.6%.

Net income was $5.6 million, or $0.75 per diluted share, compared with $4.5 million, or $0.60 per diluted share. Adjusted EBITDA was $12.8 million compared with $12.2 million. See Note 1 below for a description of this non-GAAP financial measure and the attached Adjusted EBITDA Reconciliation table.

Balance Sheet and Cash Flow Overview

Year-to-date net cash provided by operations increased $1.0 million, or 13.6%, to $8.2 million, and was used to fund organic growth opportunities, acquisition payments and debt repayments. In the third quarter of fiscal 2020, $0.4 million of cash was used to fund the release of certain purchase agreement holdbacks from the August 2018 acquisition of Angel’s Instrumentation, Inc.

Capital expenditures were $5.0 million for the first nine months of fiscal 2020, with investments focused on technology infrastructure to drive operational excellence, fund organic growth opportunities within both operating segments, and for rental pool assets.

At December 28, 2019, the Company had total debt of $19.7 million, with $23.4 million available under its credit facility. The Company’s leverage ratio, as defined in the credit agreement, was 1.07 at December 28, 2019, compared with 1.12 at fiscal 2019 year-end.

Outlook

Mr. Rudow concluded, “Our sales have bounced-back in January and early February from the slow, holiday-impacted December and we believe we remain on track to achieve record results in fiscal 2020. In addition, our acquisition pipeline is healthy and will remain a key element of our strategic growth plan.

“We are strategically positioned to capitalize on growth opportunities as we have added significant capacity to our lab network. We ended the third quarter with a net increase of 37 technicians over the prior-year period, a 12% increase in staffing. Availability of trained technical labor is now a key differentiator and competitive advantage for Transcat.

“We are also pleased with our progress in developing a culture centered on technology and increased productivity as imperatives. As we move forward, we expect to continue to improve on this important cultural advancement, and believe we are well-positioned to support double-digit Service growth with improved profitability margins going forward.”

Transcat lowered its income tax rate expectations for fiscal 2020 to range between 17% and 18%, from the previously provided range of 18% to 19%.

The Company lowered its capital expenditure expectations for fiscal 2020 to a range of $6.8 million to $7.1 million, from the previously provided range of $7.8 to $8.2 million, largely due to the timing of certain projects and less spend required on Service lab replacement assets.

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, February 5, 2020 at 11:00 a.m. ET. Management will review the financial and operating results for the third quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

Transcat Reports Record Third Quarter Revenue in Fiscal 2020
February 4, 2020

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Wednesday, February 12, 2020. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13697525, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock-based compensation expense, and non-cash loss on sale of building), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table below.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 21 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize its inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Transcat Reports Record Third Quarter Revenue in Fiscal 2020
February 4, 2020

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software products, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer Phone: (585) 563-5766 Email: mtschiderer@transcat.com	Deborah K. Pawlowski, Investor Relations Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Record Third Quarter Revenue in Fiscal 2020
February 4, 2020

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
	December 28,	December 29,	December 28,	December 29,
	2019	2018	2019	2018
Service Revenue	$22,087	$20,492	$67,987	$59,719
Distribution Sales	21,092	20,376	59,350	56,686
Total Revenue	43,179	40,868	127,337	116,405

Cost of Service Revenue	17,221	16,004	51,737	45,505
Cost of Distribution Sales	16,030	15,316	45,175	43,100
Total Cost of Revenue	33,251	31,320	96,912	88,605

Gross Profit	9,928	9,548	30,425	27,800

Selling, Marketing and Warehouse
Expenses	4,463	4,215	13,166	12,267
General and Administrative Expenses	3,374	2,939	10,151	8,938
Total Operating Expenses	7,837	7,154	23,317	21,205

Operating Income	2,091	2,394	7,108	6,595

Interest and Other Expense, net	194	295	776	715

Income Before Income Taxes	1,897	2,099	6,332	5,880
Provision for Income Taxes	420	530	758	1,395

Net Income	$1,477	$1,569	$5,574	$4,485

Basic Earnings Per Share	$0.20	$0.22	$0.76	$0.62
Average Shares Outstanding	7,367	7,203	7,316	7,192

Diluted Earnings Per Share	$0.20	$0.21	$0.75	$0.60
Average Shares Outstanding	7,557	7,518	7,470	7,500

Transcat Reports Record Third Quarter Revenue in Fiscal 2020
February 4, 2020

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	December 28,	March 30,
	2019	2019
ASSETS
Current Assets:
Cash	$204	$788
Accounts Receivable, less allowance for doubtful accounts of $439 and $338 as of December 28, 2019 and March 30, 2019, respectively	26,718	27,469
Other Receivables	1,313	1,116
Inventory, net	14,452	14,304
Prepaid Expenses and Other Current Assets	1,920	1,329
Total Current Assets	44,607	45,006
Property and Equipment, net	20,646	19,653
Goodwill	34,961	34,545
Intangible Assets, net	3,955	5,233
Right To Use Assets, net	9,021	-
Other Assets	821	793
Total Assets	$114,011	$105,230

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$10,893	$14,572
Accrued Compensation and Other Liabilities	6,848	5,450
Income Taxes Payable	40	228
Current Portion of Long-Term Debt	1,960	1,899
Total Current Liabilities	19,741	22,149
Long-Term Debt	17,748	19,103
Deferred Tax Liabilities	2,472	2,450
Lease Liabilities	7,333	-
Other Liabilities	1,933	1,898
Total Liabilities	49,227	45,600

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,376,488 and 7,210,882 shares issued and outstanding as of December 28, 2019 and March 30, 2019, respectively	3,688	3,605
Capital in Excess of Par Value	17,556	16,467
Accumulated Other Comprehensive Loss	(444)	(611)
Retained Earnings	43,984	40,169
Total Shareholders' Equity	64,784	59,630
Total Liabilities and Shareholders' Equity	$114,011	$105,230

Transcat Reports Record Third Quarter Revenue in Fiscal 2020
February 4, 2020

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For the Nine Months Ended
	December 28,	December 29,
	2019	2018
Cash Flows from Operating Activities:
Net Income	$5,574	$4,485
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	253	6
Deferred Income Taxes	22	(20)
Depreciation and Amortization	4,951	4,733
Provision for Accounts Receivable and Inventory Reserves	311	122
Stock-Based Compensation	610	969
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	398	393
Inventory	341	(544)
Prepaid Expenses and Other Assets	(689)	(156)
Accounts Payable	(3,679)	(2,169)
Accrued Compensation and Other Liabilities	347	(1,170)
Income Taxes Payable	(204)	597
Net Cash Provided by Operating Activities	8,235	7,246

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(5,001)	(5,452)
Proceeds from Sale of Property and Equipment	184	-
Business Acquisitions, net of cash acquired	(452)	(3,614)
Payment of Contingent Consideration & Holdbacks Related to
Business Acquisitions	(864)	(108)
Net Cash Used in Investing Activities	(6,133)	(9,174)

Cash Flows from Financing Activities:
Proceeds from Revolving Credit Facility, net	122	807
Proceeds from Term Loan	-	2,500
Repayments of Term Loan	(1,416)	(1,607)
Issuance of Common Stock	1,625	193
Repurchase of Common Stock	(2,822)	(143)
Net Cash (Used in) Provided by Financing Activities	(2,491)	1,750

Effect of Exchange Rate Changes on Cash	(195)	421

Net (Decrease) Increase in Cash	(584)	243
Cash at Beginning of Period	788	577
Cash at End of Period	$204	$820

Transcat Reports Record Third Quarter Revenue in Fiscal 2020
February 4, 2020

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	Fiscal 2020
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,718	$2,379	$1,477		$5,574
+ Interest Expense	244	243	216		703
+ Other Expense / (Income)	41	54	(22)		73
+ Tax Provision	(45)	383	420		758
Operating Income	$1,958	$3,059	$2,091		$7,108
+ Depreciation & Amortization	1,622	1,681	1,648		4,951
+ Other (Expense) / Income	159	(54)	22		127
+ Noncash Stock Compensation	203	102	305		610
Adjusted EBITDA	$3,942	$4,788	$4,066		$12,796
Segment Breakdown
Service Operating Income	$738	$1,837	$488		$3,063
+ Depreciation & Amortization	1,220	1,246	1,206		3,672
+ Other (Expense) / Income	77	(38)	13		52
+ Noncash Stock Compensation	112	56	159		327
Service Adjusted EBITDA	$2,147	$3,101	$1,866		$7,114
Distribution Operating Income	$1,220	$1,222	$1,603		$4,045
+ Depreciation & Amortization	401	436	442		1,279
+ Other (Expense) / Income	83	(17)	9		75
+ Noncash Stock Compensation	91	46	146		283
Distribution Adjusted EBITDA	$1,795	$1,687	$2,200		$5,682

	Fiscal 2019

	Q1	Q2	Q3	Q4	YTD
Net Income	$1,428	$1,488	$1,569	$2,660	$7,145
+ Interest Expense	206	197	250	250	903
+ Other Expense / (Income)	19	(2)	45	29	91
+ Tax Provision	372	493	530	695	2,090
Operating Income	$2,025	$2,176	$2,394	$3,634	$10,229
+ Depreciation & Amortization	1,567	1,500	1,666	1,628	6,361
+ Other (Expense) / Income	(19)	2	(45)	(29)	(91)
+ Noncash Stock Compensation	269	337	363	358	1,327
Adjusted EBITDA	$3,842	$4,015	$4,378	$5,591	$17,826
Segment Breakdown
Service Operating Income	$1,068	$1,125	$578	$2,431	$5,202
+ Depreciation & Amortization	1,189	1,116	1,248	1,201	4,754
+ Other (Expense) / Income	(13)	(1)	(35)	(20)	(69)
+ Noncash Stock Compensation	146	174	190	192	702
Service Adjusted EBITDA	$2,390	$2,414	$1,981	$3,804	$10,589
Distribution Operating Income	$957	$1,051	$1,816	$1,203	$5,027
+ Depreciation & Amortization	378	384	418	427	1,607
+ Other (Expense) / Income	(6)	3	(10)	(9)	(22)
+ Noncash Stock Compensation	123	163	173	166	625
Distribution Adjusted EBITDA	$1,452	$1,601	$2,397	$1,787	$7,237

Transcat Reports Record Third Quarter Revenue in Fiscal 2020
February 4, 2020

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2020 Q3	FY 2019 Q3	$'s	%
Service Revenue	$22,087	$20,492	$1,595	7.8%
Cost of Revenue	$17,221	$16,004	$1,217	7.6%
Gross Profit	$4,866	$4,488	$378	8.4%
Gross Margin	22.0%	21.9%

Selling, Marketing & Warehouse Expenses	$2,331	$2,229	$102	4.6%
General and Administrative Expenses	$2,047	$1,681	$366	21.8%
Operating Income	$488	$578	($90)	(15.6%)
% of Revenue	2.2%	2.8%

			Change
DISTRIBUTION	FY 2020 Q3	FY 2019 Q3	$'s	%
Distribution Sales	$21,092	$20,376	$716	3.5%
Cost of Sales	$16,030	$15,316	$714	4.7%
Gross Profit	$5,062	$5,060	$2	0.0%
Gross Margin	24.0%	24.8%

Selling, Marketing & Warehouse Expenses	$2,132	$1,986	$146	7.4%
General and Administrative Expenses	$1,327	$1,258	$69	5.5%
Operating Income	$1,603	$1,816	($213)	(11.7%)
% of Sales	7.6%	8.9%

			Change
TOTAL	FY 2020 Q3	FY 2019 Q3	$'s	%
Total Revenue	$43,179	$40,868	$2,311	5.7%
Total Cost of Revenue	$33,251	$31,320	$1,931	6.2%
Gross Profit	$9,928	$9,548	$380	4.0%
Gross Margin	23.0%	23.4%

Selling, Marketing & Warehouse Expenses	$4,463	$4,215	$248	5.9%
General and Administrative Expenses	$3,374	$2,939	$435	14.8%
Operating Income	$2,091	$2,394	($303)	(12.7%)
% of Revenue	4.8%	5.9%

Transcat Reports Record Third Quarter Revenue in Fiscal 2020
February 4, 2020

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2020	FY 2019
SERVICE	YTD	YTD	$'s	%
Service Revenue	$67,987	$59,719	$8,268	13.8%
Cost of Revenue	$51,737	$45,505	$6,232	13.7%
Gross Profit	$16,250	$14,214	$2,036	14.3%
Gross Margin	23.9%	23.8%

Selling, Marketing & Warehouse Expenses	$6,944	$6,360	$584	9.2%
General and Administrative Expenses	$6,243	$5,083	$1,160	22.8%
Operating Income	$3,063	$2,771	$292	10.5%
% of Revenue	4.5%	4.6%

			Change
	FY 2020	FY 2019
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$59,350	$56,686	$2,664	4.7%
Cost of Sales	$45,175	$43,100	$2,075	4.8%
Gross Profit	$14,175	$13,586	$589	4.3%
Gross Margin	23.9%	24.0%

Selling, Marketing & Warehouse Expenses	$6,222	$5,907	$315	5.3%
General and Administrative Expenses	$3,908	$3,855	$53	1.4%
Operating Income	$4,045	$3,824	$221	5.8%
% of Sales	6.8%	6.7%

			Change
	FY 2020	FY 2019
TOTAL	YTD	YTD	$'s	%
Total Revenue	$127,337	$116,405	$10,932	9.4%
Total Cost of Revenue	$96,912	$88,605	$8,307	9.4%
Gross Profit	$30,425	$27,800	$2,625	9.4%
Gross Margin	23.9%	23.9%

Selling, Marketing & Warehouse Expenses	$13,166	$12,267	$899	7.3%
General and Administrative Expenses	$10,151	$8,938	$1,213	13.6%
Operating Income	$7,108	$6,595	$513	7.8%
% of Revenue	5.6%	5.7%